Exhibit 1.1

$300,000,000

REGIONS FINANCIAL CORPORATION

7.375% Subordinated Notes due 2037

UNDERWRITING AGREEMENT

December 5, 2007

MORGAN KEEGAN & COMPANY, INC.

CREDIT SUISSE SECURITIES (USA) LLC

UBS SECURITIES LLC

As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Regions Financial Corporation, a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”), for whom you are acting as representatives (the “Representatives”), to issue and sell to the several Underwriters $300,000,000 principal amount of its 7.375% Subordinated Notes due 2037 (“Securities”) to be issued under an indenture, dated as of May 15, 2002 (the “Original Indenture”), as supplemented by a supplemental indenture to be dated the Closing Date (the “Supplemental Indenture”, and together with the Original Indenture, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee.

2. Representations and Warranties of the Company. The Company represents and warrants as of the Applicable Time and the Closing Date to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-142839), and a post-effective amendment thereto, including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 3:15 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Securities means the time of the first contract of sale for the Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and

(ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated December 5, 2007, including the base prospectus, dated May 11, 2007 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Good standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such failures to be so qualified as would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(h) Bank Holding Company. The Company is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended.

(i) Good Standing of Regions Bank. Regions Bank is a duly organized and validly existing Alabama state chartered bank and continues to hold a valid certificate to do business as such.

(j) Subsidiaries. Each significant subsidiary of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly formed and is existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except in any case in which the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (except as provided in statutes pursuant to which depository institutions are subject); and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(k) Compliance with Banking Laws. The Company and each of its subsidiaries are in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Alabama Department of Banking (the “Department”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the FDIC and the Department, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect. The deposit accounts of each bank subsidiary of the Company are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any of the Bank Regulatory Authorities, nor have the Company or any of its subsidiaries been advised by any of the Bank Regulatory Authorities that it is contemplating issuing or requesting any of the foregoing.

(l) Execution and Delivery of Indenture. The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when the Supplemental Indenture has been duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities have been duly authorized by the Company and, when the Supplemental Indenture has been duly executed and delivered in accordance with its terms by each of the parties thereto and the Securities have been duly executed and authenticated by the Trustee, issued and delivered as provided in the Indenture and paid for pursuant to this Agreement on the Closing Date, the Securities will conform in all material respects to the information in the General Disclosure Package and to the description of such Securities contained in the Final Prospectus and the Indenture and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(m) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Significant Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the properties of the Company or any of its Significant Subsidiaries is subject, except in the case of clauses (ii) and (iii) above, for any such breach, violation, default or imposition of any lien, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect

(n) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) Possession of Licenses and Permits. The Company and its Significant Subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to conduct their respective businesses now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, except those the failure of which to possess or to be in noncompliance with would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(q) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(r) Environmental Laws. The Company and its Significant Subsidiaries are to their knowledge (i) in substantial compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received any unresolved notice of any actual or potential liability for the investigation or remediation of any unpermitted disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(t) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the Company’s most recent fiscal quarter and (C) are effective to perform the functions for which they were established.

The Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that (a) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (b) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s most recent fiscal year. The management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) has evaluated any change that has materially affected, or is reasonably likely to affect, the Company’s internal control over financial reporting as of the end of the Company’s most recent fiscal quarter. In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, each of the accountants and the audit committee of the board of directors of the Company have been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting. Except as described in the General Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (except changes in connection with the merger of the Company and AmSouth Bancorporation (“AmSouth”)).

(u) Financial Statements. The consolidated historical financial statements of (i) the Company and its consolidated subsidiaries included in the General Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, and (ii) AmSouth and its consolidated subsidiaries included in the General Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition of AmSouth and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein); and the schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the General Disclosure Package, the Registration Statement and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, (i) there has been no Material Adverse Effect, and (ii) there has been no material adverse change in the capital stock or long-term indebtedness of the Company and its subsidiaries, taken as a whole.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(x) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(y) Capitalization. The information regarding the consolidated capitalization of the Company as of September 30, 2007 as set forth in the General Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization” is accurate in all material respects as of such date.

(z) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein, in the General Disclosure Package and the Final Prospectus.

(aa) Absence of Proceedings. There is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to result in a Material Adverse Effect.

(bb) Tax Compliance. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect.

(cc) Insurance. The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Significant Subsidiaries in excess of $2,500,000 individually or $15,000,000 in the aggregate under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(dd) Dividends and Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Final Prospectus and applicable banking laws and regulations.

(ee) Use of Proceeds. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(ff) AML Compliance. The operations of the Company and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all United States jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency of the United States (collectively, the “Money Laundering Laws”), except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) Dealings with OFAC Restricted Persons. Neither the Company nor any of its affiliates does business with the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control; the Company is not controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and the proceeds from the offering will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions.

3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.95% of the principal amount thereof plus accrued interest, if any, from December 10, 2007 to but excluding the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters through Credit Suisse in Federal (same day) funds by wire transfer to an account at a bank designated by the Company at the office of Alston & Bird LLP, 90 Park Avenue, New York, New York 10016, at 10:00 A.M., New York time, on December 10, 2007, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. The Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Alston & Bird LLP at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433 with respect to an Issuer Free Writing Prospectus.

(b) Filing of Amendments; Response to Commission Requests. During the period when a prospectus relating to the Securities is required to be delivered under the Act by any Underwriter or dealer, the Company will promptly notify the Representatives (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Final Prospectus or any amended Final Prospectus shall have been filed, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable, but not later than 16 months after the date of this Agreement, an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Reporting Requirements. The Company, during the period when the Final Prospectus is required to be delivered under the Act by any Underwriter or dealer, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Securities, costs and expenses related to the review by the Financial Industry Regulatory Authority of the Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses in connection with the registration of the Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that, except as provided in this paragraph, and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(k) Restriction on Sale of Securities. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated subordinated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof through and including the Closing Date.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the Company and the Representatives shall be deemed to have been given with respect to any Issuer Free Writing Prospectus specified on Schedule B hereto. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any

“nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any material adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any material disruption of settlements of securities, payment, or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(d) Opinion of Counsel for Company. The Representatives shall have received an opinion and letter, each dated the Closing Date, of Sullivan & Cromwell LLP, counsel for the Company, substantially in the form attached hereto as Annex A-1 and Annex A-2.

(e) Opinion of Internal Counsel to the Company. The Company shall have requested and caused Carl L. Gorday, the Assistant General Counsel of the Company, to deliver an opinion substantially in the form attached hereto as Annex B.

(f) Opinion of Counsel for Underwriters. The Representatives shall have received from Alston & Bird LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. The Representatives shall have received a certificate, dated as of the Closing Date, of an authorized officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that such officers have carefully examined the Registration Statement, the General Disclosure Package, the Final Prospectus and this Agreement and that to the best of their knowledge, after reasonable investigation: the representations and warranties of the Company in this Agreement are true and correct on as of the Applicable Time and the Closing Date as though made on and as of such dates; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; and, subsequent to the respective date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in the General Disclosure Package, the Final Prospectus or as described in such certificate.

(h) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting terms and arrangements.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any and all losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the second sentence of the 6th paragraph, the 9th paragraph and the concession and reallowance figures appearing in the 3rd paragraph, under the caption “Underwriting” in the Final Prospectus and (ii) the information in the 8th paragraph under the caption “Underwriting” in the Final Prospectus furnished on behalf of

Morgan Keegan & Company, Inc. (but shall only be considered information furnished on behalf of Morgan Keegan & Company, Inc. and not furnished by any of the other underwriters).

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at (i) Morgan Keegan & Company, Inc., 50 North Front Street, 16th Floor, Memphis, Tennessee 38103, Attention: Debt Capital Markets, (ii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and (iii) UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention; Fixed Income Syndicate, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203, Attention: General Counsel’s office; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

REGIONS FINANCIAL CORPORATION

By:	/s/ Eric Haas
Name:	Eric Haas
Title:	Executive Vice-President and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN KEEGAN & COMPANY, INC.

By:	/s/ Brian Mellone
Name:	Brian Mellone
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name:	Sharon Harrison
Title:	Director

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
Name:	Todd Mahoney
Title:	Executive Director
UBS Investment Bank

By:	/s/ Khalid Azim
Name:	Khalid Azim
Title:	Executive Director
Debt Capital Markets

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Principal Amount of Firm Securities
Credit Suisse Securities (USA) LLC	$105,000,000
UBS Securities LLC	$105,000,000
Morgan Keegan & Company, Inc.	$57,000,000
Goldman, Sachs & Co.	$15,000,000
Lehman Brothers Inc.	$15,000,000
Loop Capital Markets, LLC	$3,000,000

Total	$300,000,000

SCHEDULE B

1.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

1. Final term sheet, dated December 5, 2007, a copy of which is attached hereto.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

Regions Financial Corporation

US$300,000,000

7.375% Subordinated Notes due December 10, 2037

Final Term Sheet

Issuer:	Regions Financial Corporation
Size:	$300,000,000
Title:	7.375% Subordinated Notes due 2037
Maturity:	December 10, 2037
Coupon:	7.375%
Price to Public:	99.700% of face amount
Yield to maturity:	7.400%
Spread to Benchmark Treasury:	+ 300 bps
Benchmark Treasury:	UST 4.750% due February 15, 2037
Benchmark Treasury Spot and Yield:	105 – 23 or 4.400%
Interest Payment Dates:	10th of June and December, commencing June 10, 2008
Redemption Provisions:	Not redeemable at the option of the Issuer or repayable at the option of the holder before maturity
Trade Date:	December 5, 2007
Settlement Date:	December 10, 2007 (T+3)
CUSIP:	7591EPAE0
Day Count	30/360
Denominations	$2,000 x $1,000
Ratings:	A2 / A- / A (Moody’s / Standard & Poor’s / Fitch)
Joint Bookrunners:	Morgan Keegan & Company, Inc. Credit Suisse UBS Investment Bank
Co-managers:	Goldman, Sachs & Co. Lehman Brothers
Junior Co-manager:	Loop Capital Markets, LLC

The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s, Standard and Poor’s and Fitch Ratings. Each of the security ratings above should be evaluated independently of any other security rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC at 800-221-1037 or by calling UBS Securities LLC toll-free at 1-888-722-9555, ext. 337-1088.

SCHEDULE C

The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

(i) in their opinion the audited consolidated financial statements and schedules examined by them and included in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii) With respect to the period(s) covered by the unaudited quarterly consolidated financial statements included in the Registration Statement and the General Disclosure Package, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited quarterly consolidated financial statements (including the noted thereto) of the Company and its consolidated subsidiaries included in the Registration Statement and the General Disclosure Package, and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether such unaudited quarterly consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; they have read the latest unaudited monthly consolidated financial statements (including the notes thereto) and the supplementary summary unaudited financial information of the Company and its consolidated subsidiaries made available by the Company and the minutes of the meetings of the stockholders, Board of Directors and committees of the Board of Directors of the Company; and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and General Disclosure Package; and on the basis thereof, nothing came to their attention which caused them to believe that:

(A) the unaudited financial statements included in the Registration Statement or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to the unaudited quarterly consolidated financial statements for them to be in conformity with generally accepted accounting principles;

(B) With respect to the period subsequent to the date of the most recent unaudited quarterly consolidated financial statements included in the General Disclosure Package, at a specified date at the end of the most recent month, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the latest balance sheet included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly consolidated financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, net operating income, income before extraordinary items or net income or in the ratio of earnings to fixed charges of the Company and its consolidated subsidiaries, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur;

(iii) With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (ii)(B) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in net sales or net operating income consolidated net income or in the ratio of earnings to fixed charges of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Registration Statement, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

All financial statements and schedules included in material incorporated by reference into the Registration Statement or the General Disclosure Package shall be deemed included in the Registration Statement or the General Disclosure Package for purposes of this Schedule.

ANNEX A-1

[Form of S&C Letter]

December •, 2007

Credit Suisse Securities (USA) LLC,

UBS Securities LLC,

Morgan Keegan & Company, Inc.,

    As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

    11 Madison Avenue,

        New York, New York 10010.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of $• aggregate principal amount of •% Subordinated Notes due 2037 (the “Securities”) of Regions Financial Corporation, a Delaware corporation (the “Company”).

The Registration Statement relating to the Securities (File No. 333-142839) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated May 11, 2007 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated December •, 2007 (the “Prospectus Supplement”). The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company and its accountants, concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company and letters addressed to you from the Company’s accountants. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of its effective date, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of •:• P.M. on December •, 2007 (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except for those made under the captions “Description of Notes” and “Underwriting” in the Prospectus Supplement insofar as they relate to provisions of the Underwriting Agreement between the Company and the Underwriters, the Securities and the Indenture under which the Securities are being issued described therein. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as counsel to the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Schedule A

1.	Preliminary Prospectus Supplement, dated December •, 2007

2.	Final Term Sheet, dated December •, 2007

ANNEX A-2

[Form of S&C Opinion]

December •, 2007

Credit Suisse Securities (USA) LLC,

UBS Securities LLC,

Morgan Keegan & Company, Inc.,

    As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

    11 Madison Avenue,

        New York, New York 10010.

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule A to the Underwriting Agreement, dated December •, 2007 (the “Underwriting Agreement”), between Regions Financial Corporation, a Delaware corporation (the “Company”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of $• principal amount of the Company’s •% Subordinated Notes due 2037 (the “Securities”) issued pursuant to the Indenture, dated as of May 15, 2002, and the Third Supplemental Indenture, dated as of December •, 2007 (together, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made.

(4) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(5) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus Supplement, dated December •, 2007, relating to the Securities, would not be on the date hereof an “investment company” as defined in the Investment Company Act of 1940.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimen thereof examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

ANNEX B

[Form of Opinion of Regions Counsel]

December •, 2007

Morgan Keegan & Company, Inc.

Credit Suisse Securities (USA) LLC

UBS Securities LLC

and the several underwriters named on

Schedule I

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Re: Regions Financial Corporation

Ladies and Gentlemen:

I am the Assistant General Counsel of Regions Financial Corporation (the “Company”), a Delaware corporation, and as such, have served as counsel for the Company in connection with the issuance and sale of the Company’s •% subordinated notes due 2037 (the “Issuance”). This opinion is rendered pursuant to that certain Underwriting Agreement dated December •, 2007 by and among the Company and you (the “Agreement”), as representative of the Underwriters named on Schedule A thereto. Capitalized terms used but not defined herein shall have the meaning given them in the Agreement.

For the purposes of this opinion, I am familiar with and have examined the Agreement, the Restated Certificate of Incorporation and Bylaws of the Company and such corporate records and other documents and have made such examinations of law as I have deemed relevant. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy of representations contained in the reviewed documents, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

Based on the foregoing, and subject to the qualifications herein set forth, I am of the opinion that:

(i)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus, and the Company has the corporate power and authority to authorize, issue and sell the Securities.

(ii)	The Company is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended.

(iii)	The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect).

(iv)	Each Significant Subsidiary has been duly formed and is validly existing as a corporation or a bank, as applicable, and is validly existing in good standing under the laws of its jurisdiction of formation; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors qualifying shares and as otherwise set forth in the Final Prospectus), are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

(v)	To the best of my knowledge, there is no amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Final Prospectus or required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus which are not filed or incorporated by reference or described as required; to the best of my knowledge, the statements in the Registration Statement, General Disclosure Package and Final Prospectus relating to legal matters, agreements, documents or proceedings are accurate and fair summaries thereof and present the information required to be shown; and to the best of my knowledge, there are no legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus which are not described as required.

(vi)	The execution and delivery of the Indenture and the Agreement, the Issuance and the consummation of the transactions and performance of the obligations therein contemplated will not result in a breach or violation, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiaries pursuant to (A) any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its Significant Subsidiaries is party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (B) the Restated Certificate of Incorporation, as amended, or By-laws of the Company or the organizational documents of any of its Significant Subsidiaries, or (C) any statute or any order (if known to me), rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, except, in the case of (A) and (C), for any such breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(vii)	No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the Issuance or the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations or registrations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

The qualification of any opinion or statement herein by the use of the words “to the best of my knowledge” or “known to me” means that, during the course of my employment in connection with the affairs of the Company and with respect to the Issuance, no information has come to my attention that gives me actual knowledge of the existence or absence of the matters, actions, proceedings, orders, items, indentures, agreements, documents or facts so qualified. However, I have not undertaken any independent investigation or inquiry to determine the existence of such matters, actions, proceedings, orders, items, indentures, agreements, documents or facts, other than such investigation or inquiry of the other attorneys in the legal department of the Company that I have deemed necessary or appropriate to render the foregoing opinions, and no inference as to my knowledge thereof shall be drawn from the fact of my employment by any entity. As used in this paragraph, the term “actual knowledge” means conscious awareness.

I am licensed to practice law only in the State of Alabama, and accordingly, I offer no opinion as to the application of decisions or statutory law (including conflicts of law rules) of any jurisdiction other than the States of Alabama and Delaware and the United States of America.

In rendering the foregoing opinions, I have relied in respect of matters of fact upon certificates of officers of the Company or its Significant Subsidiaries, with respect to which I believe that both the Company and the Underwriters are justified in relying upon such certificates.

This opinion is intended solely for your use as Underwriters. As such, it may not be relied upon by any other person or for any other purpose than for the legal conclusions expressed herein.

Very truly yours,